Exhibit 99.1

Union Bank & Trust Announces Departure of Chief Retail Officer

Richmond, Va., October 23, 2017 - Union Bank & Trust today announced that Executive Vice President and Chief Retail Officer Elizabeth M. Bentley has decided to leave the company effective December 31, 2017.

“Elizabeth’s leadership and passion for people have played an integral role in Union’s growth over the past 18 years,” said John C. Asbury, CEO of Union Bank & Trust.  “Her contributions to Union have been many and she will be missed.”

John Stallings, president of Union Bank & Trust, will lead a national search for her replacement.

ABOUT UNION BANKSHARES CORPORATION
Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union Bank & Trust, which has 111 banking offices and approximately 173 ATMs located throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products, Old Dominion Capital Management, Inc., which provides investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Additional information on the Company is available at http://investors.bankatunion.com.

###

Contact: Bill Cimino (804) 448-0937, VP and Director of Corporate Communications